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                       Dated 12 March 1998 CONFORMED COPY
                       ------------------- --------------





                      THE INDIVIDUALS LISTED IN SCHEDULE 4


                                      -and-


                       ADVANCED MARKETING (EUROPE) LIMITED












                            SHARE PURCHASE AGREEMENT













                                  KIMBELL & CO
                                352 Silbury Court
                                Silbury Boulevard
                                  Milton Keynes
                                     MK9 2HJ

                               Tel: (01908) 668555
                               Fax: (01908) 674344



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                                    CONTENTS

1.       Interpretation

2.       Sale and Purchase

3.       Consideration

4.       Completion

5.       Completion Accounts

6.       Post Completion Action

7.       Warranties

8.       Purchaser's Remedies and Vendors' Limitations on Liability

9.       Restrictions on Business Activities

10.      Provision of Business Information

11.      Effect of Completion

12.      Joint and Several Liability

13.      Release of Vendors

14.      Remedies and Waivers

15.      Assignment

16.      Further Assurance

17.      Entire Agreement

18.      Notices

19.      Announcements

20.      Confidentiality

21.      Restrictive Trade Practices Act 1976

22.      Costs and Expenses



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23.      Counterparts

24.      Time of Essence

25.      Choice of Governing Law

26.      Jurisdiction

27.      Agent for Service

28.      Indemnities

SCHEDULE 1 COMPLETION ARRANGEMENTS

SCHEDULE 2 REPRESENTATIONS AND WARRANTIES

SCHEDULE 3 LIMITATIONS ON LIABILITY

SCHEDULE 4 OWNERSHIP OF THE SHARES

SCHEDULE 5 BASIC INFORMATION ABOUT THE GROUP

SCHEDULE 6 PROPERTY











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THIS AGREEMENT is made on  12 March 1998

BETWEEN:-

1.            EACH PARTY LISTED IN SCHEDULE 4 TO THIS AGREEMENT
              (collectively the "VENDORS" and individually a "VENDOR"); and

2. ADVANCED MARKETING (EUROPE) LIMITED (registered number 3410987) a company incorporated in England and Wales whose registered office is at Suite 25, Challenge House, Sherwood Drive, Bletchley, Milton Keynes, MK3 6DP; (the "PURCHASER").

WHEREAS:-

(A) Particulars of the Group (as defined in this agreement) are set out in Schedule 5 (Basic Information about the Group).

(B) The Vendors have agreed to sell, or procure the sale of, and the Purchaser has agreed to purchase all, but not less than all, the Shares (as defined in this agreement) in each case on the terms and subject to the conditions of this agreement.

NOW IT IS HEREBY AGREED as follows:-

1.            INTERPRETATION

1.1           In this agreement and the schedules to it:-

              "ACCOUNTS"                    means the audited financial
                                            statements of the Company, prepared
                                            in accordance with UK generally
                                            accepted accounting principles and
                                            the Companies Acts, for the
                                            accounting reference period ended on
                                            the Accounts Date, comprising a
                                            balance sheet, profit and
                                            loss account, notes,


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                                            auditors' and directors' reports;

              "ACCOUNTS DATE"               means 31 January 1998;

              "ACCOUNTS                     DELIVERY DATE" means the date on
                                            which the audit report on the
                                            Company's accounts for the year
                                            ending 31 January 1999 is signed by
                                            the Company's auditors or 30 June
                                            1999, whichever is the earlier;

              "ALLAN BEESLEY"               means Allan George Beesley who was
                                            between February 1987 and June 1997
                                            a director and shareholder of the
                                            Company;

              "AURA AGREEMENTS"             means the Trading Agreement and the
                                            Service Agreements;

              "BOOKS AND RECORDS"           has its common law meaning and
                                            includes, without limitation, all
                                            notices, correspondence, orders,
                                            inquiries, drawings, films, plans,
                                            books of account and other documents
                                            and all computer disks or tapes or
                                            other machine legible programs or
                                            other records;

              "BUDGETED NET PROFITS"        means (pound)632,000;

              "BUSINESS DAY"                means a day (other than a Saturday
                                            or a Sunday) on which banks are open
                                            for business in London;

              "BUSINESS INFORMATION"        means all information, know-how and
                                            records (whether or not confidential
                                            and in whatever form held) including
                                            (without limitation) all formulas,
                                            designs, specifications, drawings,
                                            films, data, manuals and
                                            instructions and all customer lists,


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                                            sales information, business plans
                                            and forecasts, and all records of
                                            technical or other expertise and all
                                            computer software and all accounting
                                            and tax records, correspondence,
                                            orders and inquiries;

              "BUSINESS PROPERTIES"         means the leasehold or other
                                            immovable property referred to in
                                            Schedule 6 (Property);

              "BUSINESS TRANSFER            means the agreement of today's date
              AGREEMENT"                    between the Company and Windguard
                                            Limited whereby the Company
                                            transferred the business and assets
                                            of its retail division to Windguard
                                            Limited;

              "CGTA 1979"                   means the Capital Gains Tax Act
                                            1979;

              "COMPANIES ACT"               means the Companies Act 1985, the
                                            Companies Consolidation
                                            (Consequential Provisions) Act 1985,
                                            the Companies Act 1989 and Part V of
                                            the Criminal Justice Act 1993;

              "COMPANY"                     means Aura Books Plc basic
                                            information concerning which is set
                                            out in Part 1 of Schedule 5;

              "COMPLETION"                  means completion of the sale and
                                            purchase of the Shares under this
                                            agreement;

              "COMPLETION ACCOUNTS"         has the meaning given to it in
                                            Clause 5;

              "COMPLETION DATE"             means the date of this agreement;

              "DETERMINED CLAIMS"           means from time to time all claims
                                            under this Agreement or the Tax
                                            Covenant which have been


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                                            settled between the Vendors'
                                            Representative and the Purchaser or
                                            in respect of which a judgement has
                                            been given by a court of competent
                                            jurisdiction (and includes, for the
                                            avoidance of doubt, the costs
                                            forming part of such judgement or
                                            settlement);

              "DISCLOSURE LETTER"           means the letter of today's date
                                            written by or on behalf of the
                                            Vendors to the Purchaser for the
                                            purposes of clause 7 (Warranties)
                                            and delivered to the Purchaser's
                                            Solicitors before the execution of
                                            this agreement;

              "ELECTION DATE"               has the meaning given to it in
                                            clause 5.2;

              "ENVIRONMENT"                 means all, or any, of the following
                                            media namely the air (including,
                                            without limitation, the air within
                                            buildings and the air within other
                                            natural or man-made structures above
                                            or below ground), water and land and
                                            any living organisms or systems
                                            supported by those media;

              "ENVIRONMENTAL LAWS"          means all applicable statutes and
                                            subordinate legislation and other
                                            national, federal, state and local
                                            laws, and common laws, guidance
                                            notes or codes of conduct, insofar
                                            as they relate to or apply to
                                            Environmental Matters;

              "ENVIRONMENTAL MATTERS"       means:-

                                            (i)      pollution or contamination;

                                            (ii)     the disposal, release,
                                                     spillage, deposit, escape,
                                                     discharge, leak or emission
                                                     of,


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                                                     Hazardous Materials or
                                                     Waste;

                                            (iii)    exposure of any person to
                                                     Hazardous Materials or
                                                     Waste;

                                            (iv)     all matters relating to the
                                                     health and safety of
                                                     employees;

                                            (v)      the creation or existence
                                                     of any noise, vibration,
                                                     common law or statutory
                                                     nuisance, or other adverse
                                                     impact on the Environment;

                                            (vi)     any other matters relating
                                                     to the condition,
                                                     protection, maintenance,
                                                     restoration or replacement
                                                     of the Environment or any
                                                     part of it arising directly
                                                     or indirectly out of the
                                                     manufacturing, processing,
                                                     treatment, keeping,
                                                     handling, use (including as
                                                     a building material),
                                                     possession, supply,
                                                     receipt, sale, purchase,
                                                     import, export,
                                                     transportation or presence
                                                     of Hazardous Materials or
                                                     Waste;

              "ENVIRONMENTAL PERMITS"       means any permit, licence,
                                            consent or authorisation required by
                                            Environmental Laws in relation to
                                            either the carrying on of the
                                            business of the Company or in
                                            relation to the Business Properties;

              "ESCROW ACCOUNT"              means the interest bearing account
                                            established with National
                                            Westminster Bank plc in the joint
                                            names of the Purchaser's Solicitors
                                            and the


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                                            Vendors' Solicitors;

              "ESCROW LETTER"               means the letter of today's date
                                            between the parties and their
                                            respective solicitors in relation to
                                            the operation of the Escrow Account;

              "GROUP" OR "GROUP             means the Company and the Subsidiary
              COMPANIES"                    and "GROUP COMPANY" means any one of
                                            them;

              "HAZARDOUS MATERIALS"         means anything which alone or in
                                            combination with other things is
                                            capable of causing harm or damage to
                                            property or to man or any other
                                            organism supported by the
                                            Environment including, without
                                            limitation, hazardous substances,
                                            pollutants, contaminants, petroleum,
                                            petroleum products and radioactive
                                            materials;

              "ICTA 1988"                   means the Income and Corporation
                                            Taxes Act 1988;

              "INFORMATION TECHNOLOGY"      means all hardware (including
                                            processors, disks and peripherals),
                                            software and other
                                            telecommunications equipment used in
                                            the business of the Company;

              "INTELLECTUAL PROPERTY"       means patents, trade marks and
                                            service marks, rights in designs,
                                            trade or business names, copyrights
                                            and topography rights (whether or
                                            not any of these is registered and
                                            including applications for
                                            registration of any such thing) and
                                            all rights or forms of protection of
                                            a similar nature or having
                                            equivalent or similar effect to any
                                            of these which may subsist anywhere
                                            in the world;

              "KEY STATISTICS"              means the information relating to
                                            sales and credits for the


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                                            month of February 1998, a copy of
                                            which is attached to the Disclosure
                                            Letter;

              "LIABILITY"                   means any liability, fine, cost,
                                            expense, damages or loss;

              "LIFE SCHEME"                 means the Aura Books plc death in
                                            service benefits scheme;

              "NASDAQ" means the North American Securities Dealers Automatic Quotations System;

              "NET ASSET VALUE"             means the net asset value of the
                                            Company at the Election Date,
                                            determined by reference to the
                                            Completion Accounts;

              "NET ASSET VALUE              means (pound)849,000;
              REFERENCE AMOUNT"

              "NET PROFITS"                 means in relation to the year ending
                                            31 January 1999 (the "Year") the
                                            profits (less losses) of the Company
                                            as shown by its audited accounts for
                                            the Year:-

                                            (i)      after taking account of all
                                                     extraordinary or
                                                     exceptional items save to
                                                     the extent they may relate
                                                     directly to any relocation
                                                     from the Property;

                                            (ii)     after providing for
                                                     interest at the rate of 2%
                                                     p.a. above the base rate
                                                     from time to time of
                                                     NatWest Bank plc on all
                                                     sums


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                                                     advanced to the Company by
                                                     the Purchaser or any member
                                                     of the Purchaser's Group
                                                     whether or not such
                                                     interest has actually been
                                                     charged;

                                            (iii)    before deducting any
                                                     Taxation on profits; and

                                            (iv)     before deducting the
                                                     goodwill payment of
                                                     (pound)12,000 due to be
                                                     made in the Year relating
                                                     to the purchase by the
                                                     Company of the DKMS
                                                     business;

                                            and adjusted as follows (save to the
                                            extent already taken into account in
                                            such audited accounts):-

                                            (i)      by excluding therefrom any
                                                     charge or provision made
                                                     for any dividends or other
                                                     distributions declared,
                                                     paid or made in or in
                                                     respect of the Year;

                                            (ii)     by adding back:-

                                                     (a)    the amount (if any)
                                                            by which the profits
                                                            are reduced by
                                                            reason of the
                                                            Company adopting
                                                            bases and policies
                                                            of accounting in
                                                            lieu of those
                                                            adopted by the
                                                            Company for the
                                                            purposes of the
                                                            Accounts;

                                                     (b)    any charge by way of
                                                            interest


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                                                            on any sums lent by
                                                            the Purchaser or any
                                                            member of the
                                                            Purchaser's Group to
                                                            the Company in
                                                            excess of the rate
                                                            of 2% per annum
                                                            above National
                                                            Westminster Bank plc
                                                            base rate from time
                                                            to time;

                                                     (c)    any amounts charged
                                                            in respect of fees
                                                            of any directors of
                                                            the Company being
                                                            directors appointed
                                                            by the Purchaser to
                                                            represent its
                                                            interests in respect
                                                            of the affairs of
                                                            the Company;

                                                     (d)    any charge by way of
                                                            interest incurred by
                                                            the Company arising
                                                            directly from the
                                                            payment of any
                                                            distributions
                                                            referred to in
                                                            paragraph (i) above;

              "OPTION DEED" means the deed to be entered into between the Purchaser and the shareholders of Windguard Limited granting an option over the shares of Windguard Limited;

              "OPTION EXERCISE DATE"        has the meaning given to it in the
                                            Option Deed;

              "PANEL"                       means the Panel on Take-overs and
                                            Mergers;

              "PENSION SCHEMES"             means (a) The Aura Books plc Group
                                            Personal Pension Plan; (b) The
                                            Bookends Pension Fund; (c) the small
                                            Self Administered Scheme for Andrew
                                            Bailey; (d) the executive scheme for
                                            Diane White;


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                                            and (e) the executive scheme for
                                            Alan Shields operated by the
                                            Company;

              "PROCEEDINGS"                 means any proceeding, suit or action
                                            arising out of or in connection with
                                            this agreement;

              "PROPERTY" or "PROPERTIES"    means leasehold or other immovable
                                            property in any part of the world;

              "PROPERTY                     ESCROW ACCOUNT" means the Vendors'
                                            Solicitors client account in respect
                                            of which the Vendors Solicitors will
                                            hold from Completion the sum of
                                            (pound)750,000 subject to an escrow
                                            letter in the agreed terms;

              "PURCHASE OF SHARES"          means the buy back by the Company of
                                            the ordinary shares held by Allan
                                            Beesley pursuant to an agreement
                                            dated 30 June 1997;

              "PURCHASER'S                  GROUP" means the Purchaser, its
                                            subsidiaries and subsidiary
                                            undertakings, any holding company of
                                            the Purchaser and all other
                                            subsidiaries of any such holding
                                            company from time to time;

              "PURCHASER'S SOLICITORS"      means Kimbell & Co;

              "REORGANISATION"              means the sale of the business and
                                            assets of the retail division of the
                                            Company pursuant to the Business
                                            Transfer Agreement;

              "RETAIL LEASE DATE"           means the date on which the last
                                            Retail Lease is assigned to
                                            Windguard Limited;


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              "RETAIL LEASES"               means the leases in respect of
                                            Retail Properties;

              "RETAIL PROPERTIES"           means those properties set out in
                                            schedule 6 Part 2;

              "REQUIRED FOR THE BUSINESS"   has the meaning given in clause 15
                                            (Provision of Business Information);

              "RTPA 1976"                   means the Restrictive Trade
                                            Practices Act 1976;

              "SEC"                         means the Securities Exchange
                                            Commission;

              "SERVICE AGREEMENTS" means the service agreements or letters of appointment to be entered into between the Company and each of Paul Hughes D'Aeth, Alan Shields and Diane White in the agreed form;

              "SECONDMENT AGREEMENT"        means the secondment agreement to be
                                            entered into between the Company,
                                            Windguard Limited and the Vendors'
                                            Representative in the agreed form;

              "SHARES"                      means all the issued shares in the
                                            capital of the Company;

              "SHARE PURCHASE               has the meaning given to it in
               DOCUMENTS"                   clause 17 (Entire Agreement);

              "SUBSIDIARY"                  means Bookends (Bargain Books)
                                            Limited basic information concerning
                                            which is set out in Part II of
                                            Schedule 3;

              "TRADING AGREEMENT"           means the agreement to be entered
                                            into between the Purchaser and
                                            Windguard Limited relating to


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                                            the post-Completion relationship
                                            between the Purchaser and Bookends
                                            Limited in the agreed form;

              "TAX" or "TAXATION"           shall have the meaning ascribed
                                            thereto in the Tax Covenant;

              "TAX COVENANT"                means the deed of tax covenant to be
                                            entered into between the Vendors and
                                            the Purchaser on or prior to
                                            Completion;

              "TCGA 1992"                   means the Taxation of Chargeable
                                            Gains Act 1992;

              "VALID CLAIM"                 means from time to time all claims
                                            under this Agreement or the Tax
                                            Covenant which have been made in
                                            good faith by the Purchaser but
                                            which are not yet Determined Claims;

              "VALID CLAIMS AMOUNT"         means from time to time the amount
                                            certified by the Purchaser in good
                                            faith to be required to satisfy all
                                            Valid Claims;

              "VATA 1994"                   means the Value Added Tax Act 1994;

              "VENDORS' REPRESENTATIVE"     means Andrew Bailey;

              "VENDORS' SOLICITORS"         means Wright, Son & Pepper;

              "WARRANTIES"                  means the representations and
                                            warranties set out in Schedule 2
                                            (Representations and Warranties)
                                            given by the Vendors and "WARRANTY"
                                            shall be construed accordingly;


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              "WASTE"                       means any waste including anything
                                            which is abandoned, unwanted or
                                            surplus irrespective of whether it
                                            is capable of being recovered or
                                            recycled or has any value;

              "WINDGUARD LIMITED"           means  Windguard Limited (registered
                                            number 3512960) a company
                                            incorporated under the Laws of
                                            England and Wales whose registered
                                            office is at 9 Grays Inn Square,
                                            London WC1R 5JF whose entire issued
                                            share capital is held by Andrew
                                            Bailey, Diane White and Paul Hughes
                                            D'Aeth;

              "WORKING HOURS"               means 9.30 a.m. to 5.30 p.m. on a
                                            Business Day; and

              "WORKS"                       means the carrying out of:

                                            (i)      inspection, investigation,
                                                     sampling and monitoring
                                                     works; and

                                            (ii)     any works (including the
                                                     installation, operation,
                                                     repair or replacement of
                                                     plant or equipment) in
                                                     order to remove, remediate
                                                     or contain any
                                                     Environmental Matter or in
                                                     order to prevent an
                                                     Environmental Matter from
                                                     arising.

1.2           In this agreement, unless otherwise specified:-

              1.2.1 references to clauses, sub-clauses, paragraphs, sub-paragraphs, and schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs of, and schedules to, this agreement;

              1.2.2 a reference to any statute or statutory provision shall be construed as a


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                           reference to the same as it may have been, or may
                           from time to time be, amended, modified or re-enacted;

              1.2.3 references to "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

              1.2.4 references to a "PERSON" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

              1.2.5 the word "subsidiary" shall have the same meaning in this Agreement as its definition in the Companies Act 1985;

              1.2.6 references to "INDEMNIFY" and "INDEMNIFYING" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

              1.2.7 the expressions "ACCOUNTING REFERENCE DATE", "ACCOUNTING REFERENCE PERIOD", ALLOTMENT", "BODY CORPORATE", "CURRENT ASSETS", "DEBENTURES", "HOLDING COMPANY", "PAID UP", "PROFIT AND LOSS ACCOUNT", "SUBSIDIARY", "SUBSIDIARY UNDERTAKING" and "WHOLLY-OWNED SUBSIDIARY" shall have the meanings given in the Companies Acts;

              1.2.8 a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 ICTA 1988;


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              1.2.9        references to writing shall include any modes of
                           reproducing words in a legible and non-transitory form;

              1.2.10 headings to clauses and schedules are for convenience only and do not affect the interpretation of this agreement;

              1.2.11 the schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the schedules;

              1.2.12 references to any English legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

              1.2.13       (a)      the rule known as the ejusdem generis rule
                                    shall not apply and accordingly general
                                    words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

              1.2.14       (b)      general words shall not be given a
                                    restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

              1.2.15 references to "SO FAR AS THE VENDORS ARE AWARE" shall be construed so as to mean after having made due and careful enquiry of each director and the senior management of the Company.

2.            SALE AND PURCHASE

2.1 Each of the Vendors shall, with full title guarantee, sell or procure the sale of and the Purchaser shall purchase the Shares set opposite that Vendor's name in Schedule 4 (Ownership of the Shares) with all rights attached or accruing to them at the date of this agreement. The Shares shall be free from all charges and encumbrances and from all other rights exercisable by or claims by third parties.

2.2 The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after the date of this agreement.

2.3 Each of the Vendors hereby waives all rights of pre-emption over any of the Shares conferred upon it by the articles of association of the Company or in any other way.

3.            CONSIDERATION

3.1 The total consideration for the sale of the Shares shall be the sum of (pound)4,275,719 (the "Consideration").

3.2           The Consideration shall be payable as follows:-

              3.2.1 the sum of (pound)3,275,719 shall be paid to the Vendors in accordance with clause 4 (Completion);

              3.2.2 the sum of (pound)750,000 (the "Property Escrow Amount") shall be paid to the Vendors' Solicitors who shall place the same into the Property Escrow Account; and

              3.2.3 the sum of (pound)250,000 shall be paid into the Escrow Account.

3.3 The sum of(pound)250,000 referred to in sub-clause 3.2.3 shall be paid by the Purchaser into the Escrow Account. All interest accruing on amounts standing to the balance of the Escrow Account shall be credited to the Escrow Account. On the Accounts

              Delivery Date (the "ESCROW PAYMENT DATE"), the Vendors shall be entitled to, and the Vendors and the Purchaser shall instruct the Vendors' Solicitors and the Purchaser's Solicitors to pay to the Vendors' Representative, the sum standing to the credit of the Escrow Account on the Escrow Payment Date less:-

              3.3.1 if the Purchaser shall have elected for Completion Accounts in accordance with clause 5, a pound for pound reduction for any shortfall between the Net Asset Value and the Net Asset Value Reference Amount;

              3.3.2 to the extent Net Profits for the year ended 31 January 1999 are below Budgeted Net Profits, a pound for pound reduction to the extent of that shortfall;

              3.3.3 the aggregate amount (if any) of all Determined Claims not paid to the Purchaser on or before the Escrow Payment Date; and

              3.3.4 the aggregate amount (if any) of all Valid Claims which have not become Determined Claims and that have not been paid to the Purchaser on or before the Escrow Payment Date. To the extent Valid Claims do not become Determined Claims any amounts standing to the credit of the Escrow Account shall be paid to the Vendors' Representative forthwith.

3.4 The sum of(pound)750,000 referred to in sub-clause 3.2.2 shall be paid by the Purchaser to the Vendors' solicitors who shall pay the same into the Property Escrow Account. All interest accruing on the amounts standing to the balance of the Property Escrow Account shall be credited to the Property Escrow Account. Each time a Retail Lease is assigned in accordance with the Business Transfer Agreement, the Vendors shall be entitled to, and the Purchaser shall instruct the Vendors' Solicitors to pay to the Vendors' Representative (pound)187,500 less any amounts paid by the Company pursuant to that Retail Lease and payable by Windguard to the extent not recovered by the Company from Windguard and to pay to the Vendors' Representative on the Retail Lease Date the balance (if any) standing to the credit of the Property Escrow Account.

3.5 Neither the Vendors' Solicitors nor the Purchaser's Solicitors shall be under any obligation to take any action in respect of the Escrow Account except where they have received express and irrevocable written instructions from their respective clients in accordance with the terms of the Escrow Letter.

3.6 The Vendors' Solicitors shall not be under any obligation to take any action in respect of the Property Escrow Account unless they shall have received express and irrevocable instructions in accordance with Clause 3.4.

3.7 Where the Vendors are liable to pay to the Purchaser an amount in respect of any matter referred to in Clause 3.3 (the "Claim Amount") then the Purchaser shall be entitled to, and the Vendors and the Purchaser shall instruct the Vendors' Solicitors and the Purchaser's Solicitors to pay to the Purchaser from the Escrow Account the Claim Amount.

3.8 Where the Vendors' Representative is liable to pay to the Purchaser an amount in respect of any matter referred to in Clause
              3.4 ("the Property Claim Amount") then the Purchaser shall be entitled to and the Vendor's Representative and the Purchaser shall instruct the Vendor's Solicitors to pay to the Purchaser from the Property Escrow Account the Property Claim Amount.

3.9 Where the amount standing to the balance of the Escrow Account is less than the Claim Amount (the "Shortfall") then the Vendors shall jointly and severally (subject to the provisions of Schedule
              3) pay to the Purchaser the balance of the Shortfall.

4.            COMPLETION

4.1 Completion shall take place immediately after signature of this agreement at the offices of the Purchaser's Solicitors at 352 Silbury Court, Silbury Boulevard, Milton Keynes, MK9 2HJ.

4.2 At Completion the parties shall do those things listed in Schedule 1 (Completion Arrangements).

4.3 The Purchaser shall not be obliged to complete this agreement unless each Vendor complies fully with the requirements of sub-clause 4.2.

4.4 The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously. This sub-clause shall not limit any other clause of this agreement and in particular clause 14 (Remedies and Waivers).

4.5 If the obligations of the Vendors under sub-clause 4.2 are not complied with on the Completion Date the Purchaser may:-

              4.5.1 defer Completion (so that the provisions of this clause 4 shall apply to Completion as so deferred); or

              4.5.2 proceed to Completion as far as practicable (without limiting its rights under this agreement); or

              4.5.3        treat this agreement as terminated.

4.6 Payment by telegraphic transfer of(pound)3,275,719, the payment of(pound)250,000 into the Escrow Account and the payment of(pound)750,000 into the Property Escrow Account in accordance with clause 4.2 shall discharge the obligation of the Purchaser under sub-clauses 3.2.1 and 3.2.2 and the Purchaser shall not be concerned to see that the moneys transferred are applied in paying the Vendors in accordance with their respective entitlements.

5.            COMPLETION ACCOUNTS

5.1 Immediately following Completion, the Purchaser shall procure that the Company carry out random stock checks on stock at Completion and a review of despatch notes in the period leading up to Completion.

5.2 If the Purchaser, acting in good faith, is dissatisfied with the results of any exercise carried out pursuant to Clause 5.1, the Purchaser may within 14 days of Completion (the "Election Date") elect to procure the preparation by the Company of a profit and loss account and a balance sheet (together with appropriate notes of the Group as at the close of business on the last Business Day prior to the Election Date (the "Draft Accounts"). The Draft Accounts shall be delivered to the Vendor in accordance with clause 18 (Notices) as soon as reasonably practicable, and in any event, within 30 Business Days, following the Election Date, together with, if requested, all of the working papers used in the preparation of the Draft Accounts. The costs of preparing the Draft Accounts shall be borne by the Vendors and the Purchaser equally.

5.3 The Vendors may dispute the Draft Accounts by notice (in this clause, the "Notice") in writing to the Purchaser within 10 Business Days of receiving the Draft Accounts. The Notice shall specify (a) which items are disputed and (b) the reasons therefor.

5.4 If the Vendors do not serve the Notice, the Draft Accounts shall constitute the Completion Accounts.

              If the Vendors do serve the Notice, then either:-

              (i) if the Purchaser and the Vendors, negotiating in good faith, reach agreement on the items in dispute within 10 Business Days of the Notice being served (or such longer period as the Purchaser and the Vendor may agree in writing), the Draft Accounts shall be amended to reflect such agreement and shall constitute the Completion Accounts; or

              (ii) if the Purchaser and the Vendors negotiating in good faith, do not reach agreement in accordance with (i) above, the Purchaser or the Vendors may refer the dispute to an independent chartered accountant (the "Expert") appointed by agreement between or in the absence of an agreement by the President for the time being of the Institute of Chartered Accountants in England and Wales.

5.5           In any reference to the Expert in accordance with sub-clause 5.4:-

              5.5.1 the Expert shall act as an expert and not as an arbitrator;

              5.5.2 the decision of the Expert shall, in the absence of fraud or manifest error, be final and binding on the Purchaser and the Vendors and the Completion Accounts shall be the Draft Accounts amended to reflect the decision of the Expert;

              5.5.3 the costs of the Expert shall be paid by the party against whom the dispute is determined; and

              5.5.4 each of the Vendors and the Purchaser shall respectively provide or procure the provision to the Expert of all such information as the Expert shall reasonably require.

5.6 Following determination of the Completion Accounts pursuant to sub- clause 5.5, the amount of the Stock and the Net Asset Value shall be determined by reference to the Completion Accounts.

6.            POST-COMPLETION ACTION

              Immediately following Completion, the parties shall enter into, or shall procure the entering into of:-

6.1           the Service Agreements;

6.2           the Secondment Agreement;

6.3           the Option Deed; and

6.4           the Trading Agreement.

7.            WARRANTIES

7.1 The Vendors represent and warrant to the Purchaser that each of the Warranties is accurate in all respects and not misleading at the date of this agreement.

7.2 The Vendors accept that the Purchaser is entering into this agreement in reliance upon each of the Warranties.

7.3 Each of the Vendors undertakes (if any claim is made against any of them in connection with the sale of the Shares to the Purchaser) not to make any claim against the Company or any director or employee on whom any of them may have relied before agreeing to any terms of this agreement or of the Tax Covenant or authorising any statement in the Disclosure Letter.

7.4 Each of the Warranties shall be construed as a separate and independent Warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this agreement.


8.            PURCHASER'S REMEDIES AND VENDORS' LIMITATIONS ON LIABILITY

8.1           Subject to sub-clause 8.3 and to the limitations set out in
              Schedule 3 (Vendors' Limitations on Liability) the Purchaser shall be entitled to claim that any of the Warranties has or had been breached or is or was misleading and, without limitation, to claim under any Warranty even if the Purchaser could have discovered on or before Completion that the Warranty in question had been breached or was misleading and (in accordance with clause 12 (Effect of Completion)) Completion shall not in any way constitute a waiver of any of the Purchaser's rights.

8.2 The Purchaser confirms to the Vendors that it is not aware of any matter, as at the date of this agreement that would entitle it to make a claim under any of the Warranties immediately following Completion.

8.3 The Purchaser shall not be entitled to claim that any fact causes any of the Warranties to be breached or renders any Warranty misleading if it has been fairly disclosed to the Purchaser in the Disclosure Letter in the absence of any fraud or dishonesty on the part of any of the Vendors or their respective agents or advisers.

8.4 No liability shall attach to the Vendors in respect of claims under the Warranties if and to the extent that the limitations referred to in sub- clause 8.1 and set out in Schedule 3 (Vendors' Limitations on Liability) apply, in the absence of any fraud or dishonesty on the part of any of the Vendors or their respective agents or advisers.

8.5           Except as stated expressly in this clause, this clause and
              Schedule 3 (Vendors' Limitations on Liability) shall not limit any other clause of this agreement and in particular clause 14 (Remedies and Waivers).

9.            RESTRICTIONS ON BUSINESS ACTIVITIES

9.1 Each Vendor undertakes that he or she will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:-

              9.1.1 within three years after Completion, be engaged or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which could normally be cast at a general meeting of the company) directly or indirectly interested in carrying on any business which competes with the business of the Company as it is carried on at the date of Completion in any of the countries in which the Company carries on its business at the date of Completion;

              9.1.2 disclose to any other person or (in any way which may be detrimental to the business of the Company as carried on at the date of Completion) use any information which is confidential Business Information for so long as that information remains confidential Business Information;

              9.1.3 without limitation to the provisions of this clause, in relation to a business which is competitive or likely to be competitive with the business of the Company as carried on at the date of Completion, use any trade or business name or distinctive mark, style or logo used by or in the business of the Company at any time during the three years before the date of Completion or anything intended or likely to be confused with it;

              9.1.4 neither pending nor within three years after Completion, solicit the custom, in relation to goods or services sold to any person by the Company in the course of its business during the two years before the date of Completion, of that person in respect of similar goods or services;

              9.1.5 neither pending nor within three years after Completion, solicit or entice away from the employment of the Group any person who is at the date of this agreement an employee of the Group PROVIDED THAT no utilisation of the services of any employee of the Company pursuant to the Trading Agreement shall be a breach of this undertaking; nor

              9.1.6 assist or encourage any other person to do any of the foregoing things.

9.2 Each undertaking contained in this clause shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Vendors.

9.3 The undertakings in sub-Clauses 9.1.1 and 9.1.3 shall not apply to the business transferred by the Company to Windguard pursuant to the Business Transfer Agreement. The undertaking contained in clause 9.1.4 shall not apply to Windguard in respect of customers of the retail business.


10.           PROVISION OF BUSINESS INFORMATION

10.1 During the period of six years after Completion and without prejudice to any of the Warranties:-

              10.1.1 if any Business Information Required for the Business of the Company is not in the possession of the Company or the Purchaser or readily discoverable by the Company or the Purchaser but is in the possession or under the control of the Vendors, the Vendors shall procure that such Business Information is provided to the Purchaser promptly on request; and

              10.1.2 if any Books or Records of any Vendor contain Business Information which should be provided to the Purchaser, such Vendor shall procure that copies of such Books or Records are given to the Purchaser promptly on request.

10.2 For the purposes of this clause and this agreement generally, "REQUIRED FOR THE BUSINESS" means any Intellectual Property or Business Information of the Group which is or has in the last six years been used in the business of the Group or is or will be needed by the Group to carry on the business of the Group in the same manner as it is presently carried on by the Group or is or will be needed to fulfil any of the present contracts, plans or projects of the Group or to comply with any law applicable in relation to the business of the Group or is vested in any of the Vendors and its retention by any Vendor after Completion of this agreement would be damaging or detrimental to the business of the Group.

11.           EFFECT OF COMPLETION

              Any provision of this agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties and covenants and other undertakings contained in or entered into pursuant to this agreement shall remain in full force and effect notwithstanding Completion.

12.           JOINT AND SEVERAL LIABILITY

12.1 Save as provided in Schedule 3, the obligations of the Vendors under this agreement are joint and several.

12.2 If any liability of one or some but not all of the Vendors is, or becomes, illegal, invalid or unenforceable in any respect, that shall not affect or impair the liabilities of the other Vendors under this agreement.

13.           RELEASE OF VENDORS

              The Purchaser may release, or compromise the liability of, any Vendor or grant time or other indulgence to any Vendor without releasing or reducing the liability of any other Vendor. Where a liability of one or some but not all of the Vendors under any obligation which is both joint and several is released or compromised, the remaining Vendors shall continue to be severally and shall together be jointly liable on that obligation.

14.           REMEDIES AND WAIVERS

14.1 No delay or omission on the part of any party to this agreement in exercising any right, power or remedy provided by law or under this agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof.

14.2 The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.3 The rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

15.           ASSIGNMENT

15.1 The rights or benefits of or under this agreement and any agreements referred to in clause 17 (Entire Agreement), including without limitation the Warranties, may be assigned (together with any cause of action arising in connection with any of them) by the Purchaser to a member of the Purchaser's Group.

15.2          Obligations under this agreement shall not be assignable.

16.           FURTHER ASSURANCE

              The Vendors shall from time to time on being required to do so by the Purchaser now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Purchaser as the Purchaser may reasonably consider necessary for the rights, powers and remedies conferred upon the Purchaser in this agreement.

17.           ENTIRE AGREEMENT

17.1 For the purpose of this clause, "PRE-CONTRACTUAL STATEMENT" means a draft agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the Share Purchase Documents or any of them (as defined in sub- clause 17.2) made or given by a party to any of the Share Purchase Documents or any other person at any time prior to execution of the Share Purchase Documents.

17.2 This agreement, the Tax Covenant, the Disclosure Letter referred to in clause 8 (Purchaser's Remedies and Vendors' Limitations on Liability) and any other documents referred to in this agreement (the "SHARE PURCHASE DOCUMENTS") constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

17.3 Except to the extent repeated in any of the Share Purchase Documents, the Share Purchase Documents supersede and extinguish any prior Pre- contractual Statement relating thereto.

17.4 All of the parties acknowledge that in entering into the Share Purchase Documents or any of them on the terms set out therein, they are not relying upon any Pre-contractual Statement which is not expressly set out therein.

17.5 None of the parties shall have the right of action against any other party to this agreement or any of the Share Purchase Documents arising out of or in connection with any Pre-contractual Statement (except in the case of fraud).

17.6 This agreement may only be varied in writing signed by all of the parties.

18.           NOTICES

18.1 Any notice or other communication given or made under or in connection with the matters contemplated by this agreement shall be made in writing.

18.2 Any such notice or other communication shall be addressed as provided in sub-clause 18.3 and, if so addressed, shall be deemed to have been duly given or made as follows:-

              18.2.1 if sent by first class post, two Business Days after the date of posting;

              18.2.2 if sent by facsimile, when despatched to the correct facsimile number confirmed by an activity report showing "transaction O.K." or words to similar effect and if followed by written confirmation by first class post.

              PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

18.3 The relevant addressee, address and facsimile number of each party for the purposes of this agreement, subject to sub-clause 18.4, are:-

              Name of party                 Address                   Facsimile No.
              -------------                 -------                   -------------


              Purchaser
              Advanced Marketing            Suite 25, Challenge        01908 365945
              (Europe) Limited              House, Sherwood
                                            Drive, Bletchley
                                            Milton Keynes MK3 6DP
              F.A.O.: Tony Pickup



              Vendors
              c/o  Vendors'                 Andrew Bailey
              Representative                Lower Farmhouse                     None
                                            Kingston Blount
                                            Oxfordshire OX9 4RZ


18.4 A party may notify the other parties to this agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of sub-clause 18.3 PROVIDED THAT such notification shall only be effective on:-

              18.4.1 the date specified in the notification as the date on which the change is to take place; or

              18.4.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

19.           ANNOUNCEMENTS

19.1 Subject to sub-clause 19.2, no announcement concerning the sale of the Shares or any ancillary matter shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed provided that the Vendors may withhold their consent to the making of any announcement which states the amount of the Consideration.

19.2 Any of the parties may make an announcement concerning the sale of the Shares or any ancillary matter if required by:-

              19.2.1       the law of any relevant jurisdiction;

              19.2.2 any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, including (without limitation) the London Stock Exchange, the Panel, NASDAQ or the SEC, whether or not the requirement has the force of law

              PROVIDED THAT any such announcement shall be made only after notice to all of the other parties.

19.3 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

20.           CONFIDENTIALITY

20.1 Subject to sub-clause 20.2, all of the parties shall treat as strictly confidential all information received or obtained as a result of entering into or performing this agreement which relates to:-

              20.1.1       the provisions of this agreement;

              20.1.2       the negotiations relating to this agreement; or

              20.1.3       any of the other parties.

20.2 Any of the parties may disclose information which would otherwise be confidential if and to the extent such disclosure is:-

              20.2.1       required by the law of any relevant jurisdiction;

              20.2.2 required by any securities exchange or regulatory or governmental body to which any of the parties is subject or submits, wherever situated, including (without limitation) the London Stock Exchange or the Panel, whether or not the requirement for information has the force of law;

              20.2.3 required to vest the full benefit of this agreement in any of the parties;

              20.2.4 disclosed to the professional advisers, auditors and bankers of that party;

              20.2.5 of information that has already come into the public domain through no fault of that party; or

              20.2.6 approved by all of the other parties having given prior written approval of the disclosure, such approval not to be unreasonably withheld or delayed

              PROVIDED THAT any such information disclosed pursuant to paragraph
              20.2.1 or 20.2.2 shall be disclosed only after notice to the other parties.

20.3 The restrictions contained in this clause shall continue to apply after Completion of the sale and purchase of the Shares under this agreement without limit in time.

21.           RESTRICTIVE TRADE PRACTICES ACT 1976

              If this agreement (which for the purposes of this clause includes any other agreement or arrangement of which it forms part) contains any provision which causes or would cause it to be subject to registration under RTPA 1976, and if it is not a non-notifiable agreement under RTPA 1976, that provision will not take effect until the day after particulars of this agreement have been furnished to the Director General of Fair Trading in accordance with section 24 RTPA 1976.

22.           COSTS AND EXPENSES

              Each of the parties shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this agreement and all other documents referred to in it.

23.           COUNTERPARTS

23.1 This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart.

23.2 Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

24.           TIME OF ESSENCE

              Except as otherwise expressly provided, time is of the essence of this agreement.

25.           CHOICE OF GOVERNING LAW

              This agreement shall be governed by and construed in accordance with English law.

26.           JURISDICTION

              The parties to this agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this agreement and that accordingly any Proceedings may be brought in such courts.

27.           INDEMNITIES

27.1 The Vendors undertake with the Purchaser to indemnify and keep fully and effectually indemnified the Purchaser (for itself and as trustee for each Group Company, each of which is referred to as the "Indemnified Parties" in this clause 27) from and against any Liability incurred, sustained or suffered, whether before, on, or after the Completion Date by the Indemnified Parties which, directly or indirectly arises out of or pertains to the following:-

              27.1.1       the Purchase of Shares;

              27.1.2 the termination of Allan Beesley's contract of employment; and

              27.1.3 the reduction in share capital of the Company pursuant to the Purchase of Shares.

27.2 The Vendors' Representative undertakes to indemnify and keep fully and effectively indemnified the Indemnified Parties from and against any liability incurred, sustained or suffered directly or indirectly in respect of the Retail Properties.

28.           PURCHASER'S UNDERTAKING

28.1 The Purchaser undertakes with the Vendors and each of them that until the funds in the Escrow Account have been disbursed in accordance with Clause 3.4 so that there shall be no amount standing to the credit thereof:-

              28.1.1 the Purchaser shall not at any time dispose of any beneficial interest in the Shares;

              28.1.2 the Purchaser shall procure that all of the business of the Company shall be carried on entirely through the Company;

              28.1.3 the Purchaser shall procure that the Company shall not dispose of any of its fixed assets otherwise than in the ordinary and proper course of business;

              28.1.4 the Purchaser shall procure that the Company shall not change its name without the prior written consent of the Vendors.

28.2 Nothing in paragraph 28.1 shall impose any liability on the Purchaser for anything done or omitted to be done on behalf of the Company by the Vendors.

                                   SCHEDULE 1
                             COMPLETION ARRANGEMENTS

At Completion:-

1. the Vendors shall deliver, or procure the delivery, to the Purchaser or the Purchaser's Solicitors:-

1.1 duly executed transfers in respect of the Shares in favour of the Purchaser or such person as the Purchaser may nominate together with share certificates for the Shares in the names of the relevant transferors and any power of attorney under which any transfer is executed on behalf of any Vendor or nominee;

1.2           powers of attorney in agreed terms;

1.3 a letter from the Vendors' Solicitors confirming the disapplication of the City Code on Takeovers and Mergers to the transaction contemplated by this agreement;

1.4           a counterpart Tax Covenant duly executed by the Vendors;

1.5           an original Escrow Letter;

1.6           a counterpart Trading Agreement duly executed by Windguard
              Limited;

1.7 a counterpart Option Deed signed by Andrew Bailey, Diane White and Paul Hughes D'Aeth;

1.8           counterpart Service Agreements;

1.9           counterpart Secondment Agreement.

2. the Vendors shall deliver to or to the order of the Purchaser (or to any person whom the Purchaser may nominate as agent for the Company) such of the following as the Purchaser may require:-

2.1 the statutory books (which shall be written up to but not including the Completion Date), the certificate of incorporation (and any certificate of incorporation on change of name) and common seal (if any) of the Company;

2.2           the title deeds relating to each Business Property;

2.3 the original of the letter from the auditors of the Company referred to in paragraph 3 below;

3. The Vendors shall procure the present auditors of the Company to resign their office as such, and to deposit at the registered office of the Company a letter notifying their resignation, acknowledging that they have no claim against the Company and containing a statement pursuant to section 394(1) Companies Act 1985 that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of any members or creditors.

4. The Vendors shall procure board meetings of the Company to be held at which:-

4.1 it shall be resolved that each of the transfers relating to the Shares shall be approved for registration and (subject only to the transfer being duly stamped) each transferee registered as the holder of the Shares concerned in the register of members;

4.2 each of the persons nominated by the Purchaser shall be appointed directors and/or secretary, as the Purchaser shall direct, such appointments to take effect on the Completion Date;

4.4 all existing instructions to banks shall be revoked and new instructions shall be given to such banks in such form as the Purchaser may direct;

4.5 the Service Agreements between the Purchaser and each of shall be approved and entered into by each of Andrew Bailey, Alan Shields, Diane White and Paul Hughes D'Aeth.

              The Vendors shall procure that minutes of the board meetings referred to in this paragraph 5, certified as correct by the secretary of the Company, and the resignations, acknowledgements and service agreements referred to, are delivered to the Purchaser's Solicitors.

5.            The Purchaser shall:-

5.1 pay the Vendors' Solicitors by way of telegraphic transfer the sum referred to in sub-clause 3.2.1;

5.2           pay into the Escrow Account the sum referred to in sub-clause
              3.2.2;

5.3 deliver to the Vendors' Solicitors, duly executed by the Purchaser, a counterpart original of the Tax Covenant and the Option Deed.

6. The Vendors and the Purchaser shall procure that the Company repays the amount of the SAS Loan made to the Company by the Managing Trustees of the Aura Books plc Pension Fund (Small Self Administered Scheme) together with all accrued interest (a copy of the loan agreement being attached to the Disclosure Letter).

                                   SCHEDULE 2

                         REPRESENTATIONS AND WARRANTIES

Each Vendor represents and warrants to the Purchaser as follows:-

1.            OWNERSHIP OF THE SHARES

1.1 Each of the Vendors is the sole beneficial owner of the Shares set opposite his name in Schedule 4 (Ownership of the Shares).

1.2 The Company is the owner of all the issued shares in the Subsidiary and these shares are all fully paid up.

1.3 The bonus issue of shares in the Company made immediately prior to completion complies in all respects with the provisions of the Companies Acts.

2.            CAPACITY OF THE VENDORS

2.1 Each of the Vendors has the requisite power and authority to enter into and perform this agreement and the Tax Covenant and the other documents executed by the Vendors which are to be delivered at Completion.

2.2 This agreement constitutes and the Tax Covenant and the other documents executed by any Vendor which are to be delivered at Completion will, when executed, constitute binding obligations of each Vendor in accordance with their respective terms.

2.3 The execution and delivery of, and the performance by the Vendors of their respective obligations under, this agreement, the Tax Covenant and the other documents executed by the Vendors which are to be delivered at Completion will not:-

              2.3.1 result in a breach of, or constitute a default under, any instrument to which any Vendor or any Group Company is a party or by which any Vendor or any Group Company is bound; or

              2.3.2 result in a breach of any order, judgment or decree of any court or governmental agency to which any Vendor or any Group Company is a party or by which any Vendor or any Group Company is bound.

2.4 None of the Vendors is subject to any legal disability including any mental disability under the Mental Health Act 1983.

3.            ARRANGEMENTS BETWEEN THE  GROUP AND THE VENDORS

              No indebtedness (actual or contingent) and no contract or arrangement is outstanding between any Group Company and any Vendor or any person connected with any Vendor.

4.            OTHER INTERESTS OF VENDORS

              No Vendor nor any person connected with any Vendor has any interest, direct or indirect, in any business which competes with any business now carried on by the Group or the Purchaser or, so far as the Vendors are aware, intends to acquire any such interest.

5.            GROUP DETAILS, ETC.

5.1 The Shares comprise the whole of the issued and allotted share capital of the Company and all of them are fully paid up.

5.2 There is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or debentures in or securities of any Group Company.

5.3 No Group Company has any interest and has never had any interest in the share capital of any other body corporate or undertaking.

5.4 No Group Company acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association and no Group Company holds or is liable on any share or security which is not fully paid up or which carries any liability.

5.5 No Group Company has any branch, agency, place of business or permanent establishment outside the United Kingdom.

6.            OPTIONS, MORTGAGES AND OTHER ENCUMBRANCES

6.1 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

6.2 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of any Group Company is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

7.            ACCURACY AND ADEQUACY OF INFORMATION

7.1 All information which has been given by the Vendors, the Vendors' Solicitors or the directors, officers, auditors or financial advisers of the Group to the Purchaser or to the solicitors, accountants or agents of the Purchaser relating to the business activities, affairs or assets or liabilities of the Group was, when given, and is now accurate (or, in the case of accounts and all financial records, accurate in all material respects) and comprehensive in all material respects.

7.2 The information given in Schedule 5 (Basic Information about the Group) and in the Disclosure Letter (including any of its attachments) is true and complete in all material respects and is not misleading because of any omission or ambiguity.

7.3 The copies of the memorandum and articles of association of the Group Companies which have been supplied to the Purchaser or the Purchaser's Solicitors are complete and accurate in all respects, have attached to them copies of all resolutions and other documents required by law to be so attached and fully set out the rights and restrictions attaching to each class of share capital of each Group Company.

7.4 The statutory books (including all registers and minute books) of the Group Companies have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.

7.5 All documents which should have been delivered by the Group Companies to the Registrar of Companies have been properly so delivered.

8.            ACCOUNTS

8.1           The Accounts:-

              8.1.1 were prepared in accordance with accountancy practices generally accepted in the United Kingdom on a basis consistent with the last six prior years;

              8.1.2 contain proper provision for bad and doubtful debts, for old depreciated and unsaleable stock and for Taxation on profits (whether of an income or capital nature) relating to any period ending on or before the date to which they are made up;

              8.1.3 show a true and fair view of the state of affairs of the Group at the Accounts Date; and

              8.1.4 save as the Accounts expressly disclose, are not affected by any unusual or non-recurring items.

8.2 The Key Statistics were prepared in good faith after due care and inquiry and, so far as the Vendors are aware, provide an accurate picture of sales and credits during February 1998.

8.3 At the Accounts Date, no Group Company had any liability (whether actual, contingent, unquantified or disputed) or outstanding capital commitment that was not adequately disclosed or provided for in the Accounts.

8.4 The accounting records of the Group have been kept on a proper and consistent basis in all material respects (no change in the methods or bases of valuation or accountant treatment having been made for at least six years prior to the Accounts Date or since), are up-to-date and contain in all material respects complete and accurate details of the business activities of the Group and of all matters required by the Companies Act to be entered in them.

9.            EVENTS SINCE THE ACCOUNTS DATE

              Since the Accounts Date:

9.1 there has been no material adverse change in the turnover or financial or trading position or prospects of the Group ;

9.2 save as disclosed in the Disclosure Letter the business of the Group has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past and no unusual or onerous contract differing from the routine contracts necessitated by the nature of its trade has been entered into by any Group Company;

9.3 no assets have been acquired or disposed of on capital account or have been agreed to be acquired or disposed of and no contracts on capital account have been entered into by any Group Company, the value of which exceed in aggregate (pound)25,000;

9.4 there has been no unusual increase or decrease in the level of stock of any Group Company;

9.5 no debts or other receivables and no trading stock, goods, plant, machinery or equipment of any Group Company have been factored or sold or agreed to be sold, apart from the sale of trading stock to trade customers or the public on that Group Company's normal terms of business in the routine course of trading;

9.6 No Group Company has offered any price reductions or discounts or allowances on sales of trading stocks or provided them at less than cost to an extent which may materially affect its profitability;

9.7 no resolutions of a Group Company in general meeting have been passed other than resolutions relating to the routine business of annual general meetings;

9.8 no change in the accounting reference period of any Group Company has been made; and

9.9 no change in the basic remuneration of key employees has been made.

10.           WORK IN PROGRESS AND STOCK-IN-TRADE

10.1 All work in progress represented in the Accounts has been valued on a basis excluding profit and including adequate provision for losses which are or could reasonably be anticipated.

10.2 All stock-in-trade represented in the Accounts was valued at the lower of cost or net realisable value. None of the stock-in-trade of any Group Company is obsolete or slow moving or out of date, fashion or demand or likely to realise less than its book value.

10.3 The amounts of raw materials, work in progress, finished goods and packaging and promotional material held or ordered by any Group Company are appropriate and normal for that Group Company's present level of business.

11.           CONTRACTS AND COMMITMENTS

11.1 No Group Company is under any obligation, nor is it a party to any contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

11.2 No Group Company is a party to nor does it have any liability (present or future) under any guarantee or indemnity or letter of credit or any leasing, hiring, hire purchase, credit sale or conditional sale agreement nor has it entered into any contract or commitment involving, or likely to involve, obligations or expenditure of an unusual or exceptional nature or magnitude.

11.3 No Group Company is a party to any contract or arrangement which restricts its freedom to carry on its business in any part of the world in such manner as it may think fit, or to any agency, distributorship or management agreement.

11.4 Neither a Group Company nor any of the Vendors is aware of any breach of, or any invalidity, or grounds for determination, rescission, avoidance or repudiation of, any contract to which any Group Company is a party or of any allegation of such a thing which would have a material effect on any Group Company.

11.5 No Group Company has outstanding any bid or tender or sale or service proposal which is substantial in relation to its business or which, if accepted, would be likely to result in a loss which would be material to a Group Company.

11.6 Except for any guarantee or warranty or indemnity implied by law or contained in its standard terms of business (a copy of which is attached to the Disclosure Letter), so far as the Vendors are aware, no Group Company has given any guarantee, indemnity, warranty, or made any representation, in respect of goods or services supplied or contracted to be supplied by it or accepted any liability or obligation that would apply after such goods or services had been supplied by it.

11.7 No Group Company is a party to any joint venture agreement or arrangement or any agreement or arrangement under which it is to participate with any other in any business.

11.8 No Group Company is a party to any contract which falls within any of the cases specified below:-

              11.8.1 the contract is of a value greater than (pound)5000 and which has material consequences in terms of expenditure or revenue expectations or it relates to matters not within the ordinary business of that Group Company or it constitutes a commercial transaction or arrangement deviant from the usual pattern for that Group Company; or

              11.8.2 the contract is of three years or greater duration, or if it is less than of three years' duration, it is of a length which significantly exceeds what is normal in relation to the subject matter of that contract; or

              11.8.3 the contract can be terminated in the event of any change in the underlying ownership or control of the Company or would be materially affected by such a change;

              and for this purpose "CONTRACT" includes any understanding, arrangement or commitment however described.

12.           INSIDER CONTRACTS

              There is not, and there has not at any time during the last six years been, any contract or arrangement to which a Group Company is, or was, a party and in which any Vendor or any director of a Group Company or any person connected with any such director is, or has been, interested, either directly or indirectly, and no Group

              Company is a party to, nor has its profits or financial position during that period been affected by, any contract or arrangement which was not of an entirely arm's length nature; in particular, without limitation, no Group Company has transferred assets to any other person except at market value.

13.           POWERS OF ATTORNEY

              No Group Company has given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf.

14.           GRANTS AND ALLOWANCES

              Full particulars of all grants, allowances, aids and subsidies paid or made to any Group Company during the last six years by, and of all outstanding claims by any Group Company for any such grant, allowance, aid or subsidy from, any supranational, national or local authority or government agency are set out in the Disclosure Letter and no Group Company has done or failed to do any act or thing which could result, nor will the sale of the Shares result, in all or any part of such grant, allowance, aid or subsidy becoming repayable or forfeited.

15.           TERMS OF TRADE

15.1 No substantial customer or supplier of any Group Company has during the twelve months preceding the date of this agreement ceased or indicated an intention to cease trading with or supplying to any Group Company or indicated an intention to reduce substantially its trading with or supplies to any Group Company and the Vendors have no reason to believe that any of the foregoing may occur and there is no contract to which any Group Company is a party which by reason of the sale of the Shares gives any other contracting party the right to terminate any contract of, or to impose any additional obligation by virtue of such sale (whether to make payment or otherwise) on, any Group Company and, so far as the Vendors are aware, the attitude or actions of customers, suppliers, employees and other persons with regard to any

              Group Company will not be prejudicially affected by the execution of this agreement or Completion.

15.2 No Group Company does use or otherwise carries on its business under any name other than its corporate name.

16.           SUBSTANTIAL DEPENDENCE

              Neither in the financial period ending on the Accounts Date nor in the period since the Accounts Date has any person (together with other persons connected with him) purchased from or sold to a Group Company more than 5 per cent. of the aggregate amount of all sales or purchases made by that Group Company during such period, and there is no person (together with other persons connected with him) on whom any Group Company is substantially dependent or the cessation of transactions with whom would substantially affect the business of any Group Company.

17.           LICENCES

              All licences, consents and other permissions and approvals required for or in connection with the carrying on of the business now being carried on by the Group have been obtained, are not limited in duration or subject to onerous conditions and are in full force and effect and there is no circumstance which indicates that any licence, consent, permission or approval which is material is likely to be revoked or may confer a right of revocation.

18.           BANK ACCOUNTS AND BORROWINGS

18.1 Full details of all bank accounts maintained or used by the Group (including, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account)and of all direct debit or standing order or similar authorities to any of the accounts and statements showing all payments and receipts on each account as at the close of business on a date not being more than 3 days prior to the date of this agreement are set out in or attached to the Disclosure Letter. Since the date of each statement no payment out of any of the accounts has been made, except for routine payments in the ordinary course of trading, and the present balances are not substantially different from those shown in the statement. Amounts represented by cheques, warrants, mandates or other payment instructions issued or given by the Group Companies which at the date of this agreement remain outstanding or unpaid or unperformed do not exceed in the aggregate (pound)10,000.

18.2 Full details of all overdraft, loan and other financial facilities available to Group Companies are set out in the Disclosure Letter and none of the Vendors nor any of the Group Companies has done anything whereby the continuance of any of those facilities might be affected or prejudiced.

18.3 The total amount borrowed by each Group Company from its bankers does not exceed its financial facilities and the total amount borrowed from whatsoever source does not exceed any limitation on its borrowing contained in that Group Company's articles of association.

18.4 Except for the borrowings referred to in paragraphs 18.1 and 18.2, no Group Company has outstanding any loan capital nor has it incurred or agreed to incur any borrowing which it has not repaid or satisfied, or lent or agreed to lend any money which has not been repaid to it nor does it own the benefit of any debt present or future (other than debts due to it in respect of the sale of trading stock in the normal course of trading) nor is it a party to nor does it have any obligation under:-

              18.4.1 any loan agreement, debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement; or

              18.4.2 any other arrangement the purpose of which is to raise money or provide finance or credit.

18.5 No event which is or, with the giving of notice, certificate, declaration or demand, would become, an event of default under, or any breach of any of the terms of, any loan capital, borrowing, debenture or financial facility of any Group Company or would entitle any third party to call for repayment prior to normal maturity has occurred or been alleged.

19.           INSOLVENCY

19.1 No order has been made and no resolution has been passed for the winding up of any Group Company or for a provisional liquidator to be appointed in respect of any Group Company and no petition has been presented and no meeting has been convened for the purpose of winding up of any Group Company.

19.2 No administration order has been made and no petition for such an order has been presented in respect of any Group Company.

19.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Group Company or all or any of its assets.

19.4 No Group Company is insolvent, or unable to pay its debts within the meaning of section 123 Insolvency Act 1986, nor has it stopped paying its debts as they fall due.

19.5 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of any Group Company.

19.6 No unsatisfied judgment, order or award is outstanding against any Group Company.

19.7 No bankruptcy order has been made in respect of any of the Vendors nor has any petition for such an order been presented.

19.8 No application has been made in respect of any of the Vendors for an interim order under section 253 Insolvency Act 1986.

19.9 None of the Vendors are unable to pay or have no reasonable prospect of being able to pay any debt as those expressions are defined in section 268 Insolvency Act 1986.

19.10 No interim receiver has been appointed of the property of any of the Vendors under section 286 Insolvency Act 1986.

19.11 No event analogous to any of the foregoing has occurred in or outside England.

19.12 No guarantee, loan capital, borrowed money or interest is overdue for payment, and no other material obligation or indebtedness is outstanding which is substantially overdue for performance or payment.

20.           PRODUCT LIABILITY

20.1 No Group Company has manufactured, sold or provided any product or service which does not in any material respect comply with all applicable laws, regulations or standards or which is defective (in any material respect) or dangerous or does not conform in all material respects with any representation or warranty, express or implied, given in respect of it.

20.2 In the 3 years ending on the Completion Date, no Group Company has received a prohibition notice, a notice to warn or a suspension notice under the Consumer Protection Act 1987, or equivalent legislation in any other jurisdiction.

21.           LITIGATION

              No Group Company is engaged in any litigation or arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise, and no litigation or arbitration, administrative or criminal proceedings by or against any Group Company is pending or threatened and there is no fact or circumstance likely to give rise to any such litigation or arbitration, administrative or criminal proceedings or to any proceedings against any director or employee (past or present) of any Group Company in respect of any act or default for which any Group Company might be vicariously liable.

22.           DELINQUENT AND WRONGFUL ACTS

22.1 No Group Company has committed nor is liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute and no claim that it has or is remains outstanding against that Group Company.

22.2 No Group Company has received notification that any investigation or inquiry is being or has been conducted by any governmental or other body in respect of the affairs of a Group Company and no Vendor is aware of any circumstances which would give rise to such investigation or inquiry.

23.           OWNERSHIP AND CONDITION OF ASSETS

23.1 Each of the assets included in the Accounts or acquired by a Group Company since the Accounts Date (other than current assets sold, realised or applied in the normal course of trading) is owned both legally and beneficially by that Group Company free from any third party rights, and each of those assets capable of possession is in the possession of a Group Company.

23.2 All plant and machinery (including fixed plant and machinery), fixtures and fittings (including display stands), vehicles and office equipment used by each Group Company in connection with its business are in reasonable repair and condition (fair wear and tear excepted) and capable of being properly used in connection with the business of the Group Company and none is dangerous or in need of immediate renewal or replacement.

23.3 The asset register kept by each Group Company which has been produced to the Purchaser for its inspection sets out in all material aspects a complete and accurate record of the plant and machinery and vehicles owned or possessed by it.

23.4 No Group Company has agreed to acquire any asset on terms that the property in it does not pass until full payment is made.

24.           PROPERTY

24.1 The Business Properties are the only Properties used or occupied by the Group Companies or in respect of which the Group Companies have any estate, interest, right or liability. Each of the Business Properties is used and occupied for the purpose of the business of the Group.

24.2          In relation to each Business Property:-

              24.2.1 the Business Property is held under the terms of the lease (the "LEASE") briefly referred to in Schedule 6 (Property) and no collateral assurances, undertakings or concessions have been made by any party to the Lease;

              24.2.2 the Lease is not a "new tenancy" as defined in the Landlord and Tenant (Covenants) Act 1995;

              24.2.3 there are no rent reviews outstanding or exercisable by the lessor from a date prior to the Completion Date;

              24.2.4 the document of title to the Business Property include any consents required for the grant of the Lease and satisfactory evidence of the reversioner's title, of the current annual rent having been agreed or determined (where it is not the same as that originally reserved by the Lease) and of all reversioners' consents required under the Lease having been obtained;

              24.2.5 the security of tenure provisions of Part II of the Landlord and Tenant Act 1954 are not excluded nor is the right to compensation for disturbance;

              24.2.6 the rent and all other sums payable under the Lease have been paid to date, all covenants and conditions contained in the Lease or in any licence, consent or other document entered into supplemental to the Lease, whether on the part of the landlord or the tenant have been observed and performed to date, no breaches have been waived or acquiesced in and the Lease is valid and in full force;

              24.2.7 the landlord is entitled to elect that supplies made under the Lease should be standard rates for VAT purposes and to increase the rent accordingly but has not done so;

              24.2.8 the Lease does not require the tenant to indemnify the landlord against any cancellation of the landlord's entitlement to credit for or deduction or repayment of any VAT input tax or by costs, claims, demands or expenses incurred or suffered by the landlord as a result of the occupier of the Business Property using the Business Property for ineligible purposes to any significant extent for the purposes of Schedule 10 to the Value ----------- Added Tax Act 1994;

              24.2.9 the receipts for rent any service charge due on the date for payment next before the Completion Date have been issued without qualification;

              24.2.10 no alterations or improvements carried out by the Property Owner or any other person are required by the Lease to be reinstated or removed on or before the end of the term.

25.           INTELLECTUAL PROPERTY

25.1 Details of all registered rights (and applications for any such right) in any Intellectual Property owned or used by the Group are disclosed in the Disclosure Letter. The Group is the legal and beneficial owner of each such right free from encumbrances.

25.2 So far as the Vendors are aware, no right required to be disclosed pursuant to paragraph 25.1 above is subject to opposition, challenge or attack by any third party or competent authority and all fees or other steps required for the maintenance or prosecution of such rights have been paid or taken.

25.3 Details of all unregistered trade or service marks, business or trade names and other material unregistered rights in any Intellectual Property (including rights in computer software) owned by the Group are disclosed in the Disclosure Letter.

25.4 Details of all licences, sub-licences or assignments granted to or by the Group in respect of Intellectual Property are disclosed in the Disclosure Letter. Where any licence or sub-licence is subject to any limit as to time or other limitation, right of termination or restriction the nature and extent of this is clearly set out.

25.5 Except as required to be disclosed pursuant to paragraph 25.4 no Group Company has granted nor is it obliged to grant any licence, sub-licence or assignment in respect of any Intellectual Property owned or otherwise Required for the Business of the Group.

25.6 Neither the Company nor any other party thereto is in breach of any licence in respect of any Intellectual Property and no licence is subject to any right of termination as a result of the transactions contemplated by this Agreement.

25.7 So far as the Vendors are aware, there is no, nor has there been any, unauthorised use or infringement by any person of any Intellectual Property or confidential Business Information owned or used in the Business of the Group.

25.8 No Group Company nor any party with which any Group Company has a contract infringes or makes unauthorised use, and has not infringed or made unauthorised use, of any rights of any other person's Intellectual Property or confidential Business Information.

25.9 Details of all confidentiality agreements which restrict the free use or disclosure of any Business Information Required for the Business of the Group are disclosed in the Disclosure Letter.

25.10 Save subject to express obligations of confidentiality, any Group Company has disclosed nor is it obliged to disclose any confidential Business Information relating to the business of the Group to any third party.

25.11 All rights in all material Intellectual Property and confidential Business Information owned or otherwise Required for the Business of the Group are vested in or validly granted to a Group Company and are not subject to any limit as to time or any other underlying ownership or control of that Group Company save as set out in accordance with paragraph 25.4.

25.12 Details of all Information Technology Required for the Business of the Group and owned by a Group Company and all Information Technology Required by the Business and used by a Group Company under licenses are disclosed in the Disclosure Letter, together with the leasing and hire purchase agreement subject to which such use is made.

25.13 The Information Technology is owned by or licensed to a Group Company and is all the Information Technology that is required for the Business of the Group and does not infringe any Intellectual Property of any other rights of any third party. So far as the Vendors are aware, neither is the Information Technology of the Group infringed by any third party.

25.14 All agreements relating to Information Technology are disclosed in the Disclosure Letter and the transactions contemplated hereunder will not give rise to a right of termination of any such agreement nor any payment in excess of the payment which would have been payable by a Group Company but for such transactions.

25.15 The Information Technology required for the Business of the Group is millennium compliant in that it will not be adversely affected by any date change between 31 December 1999 and 1 January 2000 and is able to calculate dates into the twenty-first century and otherwise perform as intended. The Vendors have no reason to believe (not having made specific enquiry) that any of the customers or suppliers with which it does business will not be millennium compliant.

25.16 None of the Group's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process where computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of a Group Company.

25.17 All software required for the Business of the Group, and which is not the subject of a written licence from a third party was either;

              25.17.1 written or created by the employees of the Group in the ordinary course of their duties; or

              25.17.2 written for the Group by a third party invoiced and paid for by a Group Company and all Intellectual Property Rights in such software are vested in a Group Company.

25.18 So far as the Vendors are aware, no Software Required for the Business is or has been affected by any virus or other extraneously induced malfunction or contamination in the two year period prior to Completion and the Group operates reasonable controls to avoid all such infections or contamination.

25.19 All computer systems, excluding Software, used in the business of the Group are owned and operated by and are under the control of a Group Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of a Group Company. Immediately following Completion, no action will be necessary to enable such systems to continue to be used in the Business of the Group to the same extent and in the same manner as they have been used prior to the date hereof.

25.20 It is not necessary to incur any further expenditure on the modification, development, expansion or (save for replacement in the normal course of business) replacement of the Software required for the Business of the Group in the context of its current activities and their scope thereof. No Group Company has received any report from any consultant or third party recommending the incurring of such expenditure.

25.21 Each Group Company has, if required to do so under the Data Protection Act 1984, duly registered as a data user and has complied with the Data Protection Principles as set out in that Act.

26.           COMPETITION AND TRADE REGULATION LAW

26.1 Each Group Company is not and has not been a party to and is not and has not been concerned in any agreement or arrangement and is not conducting and has not conducted itself (whether by omission or otherwise) in a manner which:

              26.1.1 has been or is required to be registered under the RTPA; or

              26.1.2 contravenes the provisions of the Resale prices Act 1976 or any secondary legislation adopted under the Fair Trading Act 1973.

26.2 Each Group Company is not, nor has been a party to and is not, nor has been concerned in any agreement or arrangement in respect of which any undertaking has been given by or any order made against any Group Company pursuant to the RTPA or in respect of which an undertaking has been given by or an order made against any Group Company pursuant to the Resale Prices Act 1976.

26.3 No Group Company is in breach of any anti-trust or similar legislation in any jurisdiction in which it carries on business or where its activities may have effect.

27.           INSURANCES

27.1 Each Group Company has maintained adequate insurance cover against risks normally insured against by companies carrying on a similar business, and in particular has maintained all insurance required by statute and adequate product liability and environmental liability insurance, and has insured its assets against those risks to their full replacement or reinstatement value free from any deduction or excess.

27.2 Full details of the insurance policies in respect of which each Group Company has an interest have been disclosed in writing to the Purchaser, all such policies are in full force and effect and are not void or voidable, no claims are outstanding and no event has occurred which might give rise to any claim.

28.           EMPLOYMENT

28.1 A list of the names, jobs and short details of the terms of employment of every employee of each Group Company and the years of continuous service for redundancy purposes of that employee are set out in the Disclosure Letter.

28.2 Full particulars of the terms of all consultancy agreements with any Group Company are contained in the Disclosure Letter.

28.3 Any contract of employment with any director or employee to which any Group Company is a party can be terminated by the employing company without damages or compensation (other than that payable by statute) by giving at any time not more than three months' notice.

28.4 No employee of any Group Company has given notice terminating his contract of employment or is under notice of dismissal and no amount due to or in respect of any such employee or former employee of any Group Company is in arrears and unpaid other than his salary for the month current at the date of this agreement.

28.5 Since the Accounts Date, no change has been made in the emoluments or other terms of engagement of any employee of any Group Company, and no such change, and no negotiation or request for such a change, is due or expected within six months from the date of this agreement.

28.6 There is no dispute between any Group Company and any trade union or other organisation formed for a similar purpose existing, pending or threatened and there is no collective bargaining agreement or other arrangement (whether binding or not) to which any Group is a party.

28.7 With the exception of PAYE and national insurance contributions in respect of the month current at Completion, no Group Company has outstanding any undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement of personnel by a Group Company.

28.8 Each Group Company has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees, and there are no claims (or so far as the Vendors are aware) threatened or pending by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

28.9 Save as may be agreed between the parties there is no obligation upon any Group Company to make any payment, employ, provide any benefit or service or to enter into any agreement with the Vendors' Representative or any person connected with him.

29.           PENSIONS

29.1          No other schemes

              Except in terms of and pursuant to the Pension Schemes no Group Company has prior to the Completion Date been a party to or participated in or contributed to, any scheme, arrangement or agreement (whether or not legally enforceable and whether or not established in the United Kingdom) for the provision of retirement/death/disability benefit or otherwise to provide "relevant benefits" within the meaning of ICTA 1988 s.612(1) and no Group Company is under any obligation (whether or not legally enforceable) to pay or provide retirement/death/disability benefit or other relevant benefits as aforesaid in respect of any person whether or not through an established trust scheme or arrangement or otherwise.

29.2          Documentation provided

              Full details and particulars of the Pension Schemes and, where appropriate, copies of the following information and documentation are included in or annexed to the Disclosure Letter;

29.2.1 true and complete documentation governing the Pension Schemes including all trust deeds, rules, notices, announcements, explanatory literature, booklets and trustees' resolutions and a copy of the report of the latest actuarial valuation and audited accounts of the Pension Scheme;

29.2.2 all such particulars of the employees, officers, former employees and officers and, if applicable, their respective spouses and/or dependants of each Group Company relevant to the membership of the Pension Schemes and necessary to establish retirement/death/disability benefit of those persons including, without limitation, full details of any enhanced benefits provided for senior officers or employees;

29.2.3 a statement of the current basis on which each Group Company and the employees and officers of each Group Company contribute to the Pension Schemes and the rate and amount of such contributions made in the 3 years prior to the Completion Date;

29.2.4 true, complete and accurate details of the assets, investments and policies (and reserves held under any such policies) comprising the funds of the Pension Schemes;

29.2.5 a true and complete copy of the contracting-out certificate, if applicable, and letter of Inland Revenue approval in respect of the Scheme.

29.3          Tax status and compliance

29.3.1 The Life Scheme is an exempt approved scheme (within the meaning of Chapter 1 of Part XIV of ICTA 1988). So far as the Vendors are aware, there are no grounds upon which such exempt approved status may be withdrawn or cease to apply to the such schemes.

29.3.2 The Pension Schemes conform with and have at all times been administered and operated in accordance with the documentation governing them and all applicable legal and administrative requirements and without limitation to the foregoing all decisions made by the trustees of the Pension Schemes have been made in accordance with their respective powers and duties as trustees of the Pension Schemes.

29.3.3 The Pension Schemes have in the five years prior to the Completion Date offered membership to all part-time employees of the Group on the same basis as all the other employees of the Group.

29.4          Insurances

              All contracts of insurance relating to the Pension Schemes are enforceable and there is no ground upon which the insurers might avoid liability thereunder. All premiums payable under such contracts of insurance have been paid.

29.5          All information correct

              All information made available by the Sellers or their advisers to the Purchaser or its advisers in connection with or relating to the Pension Schemes is true, complete and accurate in all respects and contains no material omission.

29.6          Participation.

29.6.1        Each Group Company:

              29.6.1.1 has observed and performed those provisions of the Pension Schemes which apply to it;

              29.6.1.2 has duly paid all contributions which under the Pension Schemes have become payable by it and there are no arrears in payment. All fees, charges or expenses referable to the Pension Schemes and payable by it are not payable in arrear and all such fees, charges or expenses have been duly paid;

              29.6.1.3 has not made any loan to the trustees of the Pension Schemes.

29.6.2 No company or other entity participates in or has any time participated in the Pension Schemes other than a Group Company.

29.7          Self investment

              Other than as disclosed in the Disclosure Letter, none of the assets of the Pension Schemes are invested (directly or indirectly) in or loaned (directly or indirectly) to a Group Company.

29.8          Transfer payments

29.8.1 No assets have been or are proposed to be received and accepted by the Pension Schemes from any other pension scheme, plan or arrangement (the "Transferring Scheme") in circumstances which the benefits provided under the Transferring Scheme were discriminatory or otherwise failed to comply with the requirements of Article 199 of the Treaty of Rome.

29.8.2 No indemnity, covenant, undertaking or other assurance has been given or is proposed to be given by or on behalf of the Pension Schemes, any of the trustees of the Pension Schemes or a Group Company to any person in respect of any matter including, without limitation, compliance with Article 119 of the Treaty of Rome whether in connection with the transfer of assets by the Pension Schemes, or otherwise.

29.9          Sex discrimination

29.9.1 Each Group Company has complied fully with all equal pay, equal entitlement, sex and other discrimination legislation including
              Article 119 of the Treaty of Rome, all applicable EC directives and all national statutes and regulations and statutory instruments.

29.9.2 In respect of all present and former employees of each Group Company or any person claiming benefit through or in respect of such employees each Group Company and the Pension Schemes have complied fully with the requirements of Article 119 of the Treaty of Rome.

9.10          Funding

29.10.1 The assets, investments and policies comprising the funds of the Pension Schemes are and will be at the Completion Date beneficially held in the names of the trustees of the Pension Schemes and legally and effectually comprised within the assets of the Pension Schemes.

29.10.2 The data used for the purposes of the actuarial valuation referred to at paragraph 29.2.1 was at the date at which such valuation was undertaken true, complete and accurate in all respects.

29.11         No litigation

              Neither the trustees of the Pension Schemes nor a Group Company is in dispute with any member or former member (or any such member's or former member's spouse or dependants) of the Pension Schemes, or any other employee, officer or former employee or officer of a Group Company, or engaged in any litigation or arbitration proceedings in respect of the Pension Schemes or any benefit provided thereunder, or otherwise, and no litigation or arbitration proceedings are pending or threatened or expected by or against a Group Company and/or the trustees of the Pension Schemes. There have been no submissions or referrals made to the Pensions Ombudsman, OPAS or the Occupational Pensions Regulatory Authority in relation to the Pension Schemes and so far as the Vendors are aware no such submission or referral is proposed or threatened.

29.12         Effect of completion

              No retirement/death/disability benefit will become payable or be subject to any augmentation as a result of (a) Completion or (b) any act committed by a Group Company on or after Completion which, had Completion not occurred, would not have resulted in such benefit becoming payable or being subject to augmentation.

29.13         Money Purchase benefits

              The GPP Scheme provides only money purchase benefits within the meaning of section 181(1) of the Pension Schemes Act 1993.

30.           THE ENVIRONMENT

              30.1.1 All Environmental Permits have been obtained and are in full force and effect and no Environmental Permits will expire or require renewal within five years from the date of this agreement. The Environmental Permits do not materially limit or affect the process, methods, capacity or operating hours of any Group Company or any likely future increase in capacity or operating hours.

              30.1.2 No material operating expenditure is required in order to comply with the Environmental Permits. No capital expenditure is proposed in relation to Environmental Matters or is likely to be required in order to comply with, extend, renew or obtain any Environmental Permit or comply with Environmental Laws during the period ending five years from the date of this agreement in relation to the carrying on of the business of the Group substantially as it is presently carried on.

              30.1.3 No circumstances exist which could result in and the sale of the Shares under this agreement will not result in (a) the variation, limitation or revocation of any Environmental Permit or (b) any Environmental Permit not being extended, renewed or granted.

              30.2.1 Each Group Company has complied at all times and in all material respects with Environmental Law and, so far as the Vendors are aware, there are and have been no acts or omission of any Group Company in relation to Environmental Matters which could give rise to fines, penalties, losses, damages, costs, expenses or liabilities.

              30.2.2 So far as the Vendors are aware, no Environmental Matters exist at or about any Business Property or any other Property formerly owned, occupied or used by any Group Company which could give rise to any fines, penalties, losses, damages, costs, expenses or liabilities. So far as the Vendor is aware, no such matters are likely to arise.

              30.2.3 There are no PCBs or TCBs at any Business Property. There are no landfill sites, underground storage tanks, leaking, unsafe, uncontained or unlined storage treatment or disposal areas for Hazardous Materials or Waste at or so far as the Vendors are aware, within 250 metres of any Business Property.

              30.2.4 So far as the Vendors are aware, no Business Property has been polluted or contaminated and has been used for any purpose which has or is reasonably likely to have resulted in pollution or contamination. No pollution or contamination from any Business Property has migrated to or otherwise affected any other Property.

              30.2.5 No Group Company is nor has been involved in any litigation, proceedings, claim or complaint by any person under Environmental Laws, none is threatened and, so far as the Vendors are aware, none is likely to arise. At no time has any Group Company received any notice or communication or information alleging any liability in relation to Environmental Matters or that any Works are required or stating or suggesting that there is or might be any pollution or contamination at the Business Property.

              30.2.6 All audits and other assessments, reviews and reports relating to Environmental Matters in the possession or control of any Group Company relating to any Business Property or any of the activities of any Group Company have been disclosed.

              30.2.7 No Group Company does has any liability in respect of Environmental Matters arising out of or in connection with any former business of the Group .

              30.2.8 So far as the Vendors are aware, there has been no transfer to any person or disposal of Hazardous Materials or Waste by or on behalf of a Group Company which could give rise to fines, penalties, losses, damages, costs, expenses or liabilities in respect of a Group Company.

              30.2.9 So far as the Vendors are aware, no Group Company has any liability to any person in respect of Environmental Matters under any contract or other agreement relating to the sale or other disposal or grant of any interest in any shares, land or other asset.

31.           THE ACCOUNTS AND TAX

31.1 The Group does not have any liability in respect of Taxation (whether actual or contingent) that is not properly provided for in the Accounts and, in particular, has no outstanding liability for:-

              31.1.1 Taxation in any part of the world assessable or payable by reference to profits, gains, income or distribution earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period starting before the Account Date; or

              31.1.2 purchase, value added, sales or other similar tax in any part of the world referrable to transactions effected on or before the Accounts Date.

31.2 The amount of the provision for deferred Taxation in respect of the Group contained in the Accounts was, at the Accounts Date, adequate and in accordance with accountancy practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by the Group and, in particular, was in accordance with SSAP 15 (or any replacement of it instituted by the Accounting Standards Board).

32.           TAX EVENTS SINCE THE ACCOUNTS DATE

              Since the Accounts Date:-

32.1 No Group Company has declared, made or paid any distribution within the meaning of ICTA 1988;

32.2          no accounting period of any Group Company has ended;

32.3 there has been no disposal of any asset (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) by any Group Company in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for Tax purposes;

32.4 no event has occurred which will give rise to a Tax Liability of the Group calculated by reference to deemed (as oppose to actual) income, profits or gains or which will result in any Group Company becoming liable to pay or bear a Tax Liability or primarily chargeable against or attributable to a person, firm or company other than a Group Company;

32.5 no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

32.6 No Group Company has made any payment or incurred any obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax, or be deductible as a management expense for an investment company in an aggregate amount exceeding(pound)5,000;

32.7 No Group Company has been a party to any transaction for which any Tax clearance provided for by statue has been or could have been obtained;

32.8 No Group Company has paid or become liable to pay any interest or penalty in connection with any Tax, has otherwise paid any Tax after its due date for payment or owes any Tax the due date for payment of which has passed or will arise in the 30 days after the date of this agreement.

33.           TAX RETURNS, DISPUTES, RECORDS AND CLAIMS, ETC.

33.1 Each Group Company has within the applicable time limits made or caused to be made all proper returns required to be made, and has supplied or caused to be supplied all information required to be supplied, to any revenue authority including (but without limitation) the Inland Revenue and H M Customs and Excise.

33.2 There is no dispute or disagreement outstanding nor is any contemplated at the date of this agreement with any revenue authority regarding liability or potential liability to any Tax or duty (including in each case penalties or interest) recoverable from a Group Company or regarding the availability of any relief from Tax or duty to a Group Company and, so far as the Vendors are aware, there are no circumstances which make it likely that any such dispute or disagreement will commence.

33.3 The Group has sufficient records relating to past events, including any elections made, to calculate the Tax liability or relief which would arise on any disposal or on the realisation of any asset at the Group Accounts Date by a Group Company or acquired by that Company since that date but before Completion.

33.4 Each Group Company has duly submitted all claims, disclaimers, elections, surrenders and application which have been assumed to have been made for the purposes of the Accounts.

33.5 The amount of Tax chargeable on the Group during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any revenue authority, including (but without limitation) the Inland Revenue or H M Customs and Excise.

33.6 No Group Company has received any notice from any revenue authority, including the Inland Revenue, which required or will or may require a Group Company to withhold Tax from any payment made since the Accounts Date or which will or may be made after the date of this agreement.

34.           STAMP DUTY AND STAMP DUTY RESERVE TAX

34.1 All documents which are required to be stamped and which are in the possession of the Group or by virtue of which a Group Company has any right have been duly stamped.

34.2 Since the Accounts Date no Group Company has incurred any liability to stamp duty reserve tax.


35.           VALUE ADDED TAX

35.1 Each Group Company is registered for the purpose of VATA 1994 and has in all material respects made, given, obtained and kept full, complete, correct and up-to-date records, invoices and other documents appropriate or required for those purposes and is not in arrears with any payment or returns due and has not been required by the Commissioners of H M Customs and Excise to give security under paragraph 4 of Schedule 11 VATA 1994.

35.2 No Group Company has since the date 12 months before the Accounts Date been in default in respect of any prescribed accounting period as mentioned in Section 59 of Section 59A VATA 1994.

35.3 Full details of any claim for bad debt relief under Section 36 VATA 1994 made by any Group Company have been disclosed in writing to the Purchaser.

35.4 No Group Company has made an election to waive exemption in relation to any land in accordance with paragraph 2 to Schedule 10 VATA 1994.

35.5 The Disclosure Letter contains full details of any assets of the Group Companies to which the provisions of Part XV Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply and in particular:

              35.5.1 the identity (including, in the case of leasehold property, the term of years, date of acquisition and cost of the asset; and

              35.5.2 the proportion of input tax for which credit has been claimed (either provisionally or finally in a tax year and stating which).

36. DUTIES, ETC.

              All value added tax, import duty and other taxes or charges payable upon the importation of goods and all excise duties payable to H M Customs and Excise or any other customs or excise authority payable in respect of any assets (including trading stock) imported, owned or used by any Group Company have been paid in full.

37.           TAX ON DISPOSAL OF ASSETS

              On a disposal of all its assets by a Group Company for:-

37.1 in the case of each asset owned by a Group Company at the Accounts Date, a consideration equal to the value attributed to the asset in preparing the Accounts; or

37.2 in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition,

              then either:-

              37.2.1       in respect of any asset falling within sub-paragraph
                           37.1 above, the liability to Tax (if any) which would be incurred by the Group Company in respect of that asset in computing the maximum liability to deferred Taxation is as stated in the Accounts; or

              37.2.2 in respect of any asset within sub-paragraph 37.2 above, no tax liability would be incurred by a Group Company in respect of that asset.

38.           REPLACEMENT OF BUSINESS ASSETS

              Full particulars of each claim under Section 115 or 116 CGTA 1979 or under Sections 152 or 153 TCGA 1992 made prior to the date of this agreement to which Section 117 CGTA 1979 or Section 154 TCGA 1992 applies and which affects any asset which was owned by a Group Company on or after the Accounts Date (except where the held over gain is treated as having accrued prior to the Accounts Date) have been disclosed in writing to the Purchaser.

39.           DISTRIBUTIONS

39.1 Since 6 April 1965, no Group Company has made any repayment of share capital which Section 210(1) ICTA 1998 applies or issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Part VI ICTA 1988.

39.2 No part of the amount payable on redemption of any share capital or security will be a distribution, as defined in ICTA 1988.

40.           CLOSE COMPANY

40.1 No Group Company has requested its Inspector of Taxes to proceed under paragraph 16 of Schedule 19 ICTA 1988 in relation to every accounting period ended within six years before the date of this agreement, and to which that paragraph applies, no apportionment in respect of any such period can now be made and no such apportionment will become possible otherwise than in consequence of the cessation of any trade or business after the date of this agreement.

40.2 No Group Company has outstanding any loan to which the provisions of section 419 ICTA 1988 would apply (loans to participators etc.).

40.3 No Group Company is a close investment-holding company as defined in section 13A ICTA 1988.

41.           NON-DEDUCTIBLE REVENUE OUTGOINGS

              No Group Company is under any obligation to make any future payment which will be prevented (whether on the grounds of being a distribution, or for any other reason) from being deductible for corporation tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income, by reason of any statutory provision, other than section 74(1)(f) ICTA 1988 (capital).

42.           DEDUCTIONS AND WITHHOLDINGS

              Each Group Company has made all deductions in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted.

43.           INTER-GROUP TRANSACTIONS

              No Group Company has within the last six years acquired any asset from any other company which was, at the time of the acquisition, a member of the same group of companies as that Group Company for the purposes of any Tax.

44.           RESIDENCE

              The country which is given in Schedule 5 (Basic Information about the Group) as the Tax residence of each Group Company is the only country whose tax authorities seek to charge Tax on the worldwide profits or gains of the Group and the Group has never paid Tax on income profits or gains to any Tax authority in any other country except that mentioned in Schedule 5 (Basic Information about the Group).

45.           NON-ARM'S LENGTH TRANSACTIONS

              No Group Company is a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or services or facilities or will receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or services or facilities.

46.           The Subsidiary

The Subsidiary is registered with each of Companies House and the Inland Revenue as dormant.

                                   SCHEDULE 3
                        VENDORS' LIMITATIONS ON LIABILITY

1.            WARRANTIES

              Notwithstanding anything in this agreement to the contrary, the provisions of this schedule shall operate to limit the liability of the Vendors only in respect of any claim by the Purchaser or the Company for (i) any breach of or inaccuracy in the Warranties
              (ii) where specified, under the Tax Covenant.

2.            LIMITATIONS ON LIABILITY UNDER WARRANTIES

2.1           LIMITATION ON QUANTUM

              2.1.1 The Vendors shall not have any liability to the Purchaser (whether for damages or other amounts) in respect of any claim or claims under any of the Warranties or under the Tax Covenant unless and until:-

                           2.1.1.1 the aggregate amount of all such claims under the Warranties and/or the Tax Covenant exceed
                                            (pound)25,000 but, once the amount
                                            of all such claims has exceeded such
                                            sum, the Vendors' liability shall
                                            arise in respect of the full amount
                                            of all such claims; and

                           2.1.1.2 the amount of any individual claim under the Warranties and/or the Tax Covenant or any claim arising out of the same subject matter shall exceed (pound)5,000 but, once the amount of that claim or aggregate amount of claims arising out of the same subject matter has exceeded such sum, the Vendors' liability shall arise in respect of the full amount of that claim or series of claims and not merely in respect of the excess over such sum.

         2.1.2 The total aggregate liability of the Vendors under or pursuant to this agreement and the Tax Covenant shall not in any event exceed (pound)4,000,000

         2.1.3 The liability of each of the Vendor in respect of any claims under any of the Warranties or under the Tax Covenant shall be limited to the following percentages:-

                           Andrew Bailey             -                 95%
                           Alan Shields              -                 2.5%
                           Diane White               -                 2.5%

2.2           TIME LIMITS FOR BRINGING CLAIM

         No claim shall be brought against any of the Vendors in respect of any breach of the Warranties or the Tax Covenant unless the Purchaser shall have given to the Vendors written notice of such claim specifying the matter which gives rise to the breach or claim, the nature of the breach or claim and a reasonable estimate of the amount claimed in respect thereof:-

         2.2.1 on or before the seventh anniversary of Completion in respect of claims relating to UK Taxation or on or before the end of the period of limitation applicable to all Taxation (which applies generally and other than in cases of fraud or negligent conduct), which is deemed for this purpose to begin at the date of Completion, in respect of claims so far as they relate to Taxation in any jurisdiction other than the UK;

         2.2.2 on or before the seventh anniversary of Completion in respect of claims relating to Environmental Matters; or

         2.2.3 on or before the second anniversary of Completion in respect of any other matters,

         PROVIDED THAT the liability of the Vendors under this sub-paragraph shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn), if legal proceedings in respect of such claim shall not have been commenced against the Vendors within nine months of the service of such notice and PROVIDED FURTHER THAT in the case of a claim based upon a liability which is contingent or otherwise not capable of being quantified, the nine months' period referred to above shall commence on the date upon which the contingent liability becomes an actual liability or the liability is capable of being quantified.

2.3      CONDUCT OF LITIGATION

         2.3.1 Upon the Purchaser or the Company becoming aware of any claim, action or demand against it or the Company or matter likely to give rise to any of these in respect of the Warranties (other than the Tax Warranties to which clause 6 of the Tax Covenants shall apply), the Purchaser shall:-

                  2.3.1.1 notify the Vendors by written notice as soon as reasonably practicable after it appears to the Purchaser that any claim of a third party received by or coming to the notice of the Purchaser may result in a claim against the Vendors under the Warranties;

                  2.3.1.2 subject to the Vendors indemnifying the Purchaser and/or the Company to their reasonable satisfaction against any liability, costs, damages or expenses which may be incurred thereby and giving an undertaking as to confidentiality reasonably acceptable to the Purchaser, take such action and give such information and access to personnel, premises, chattels, documents and records of the Purchaser and/or the Company and their professional advisers as the Vendors' Representative may reasonably request and the Vendors' Representative shall be entitled to require the Purchaser or the Company to take such action and give such information or assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto;

                  2.3.1.3 make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim or adjudication without the prior written consent of the Vendors' Representative such consent not to be unreasonably withheld or delayed; and

                  2.3.1.4 take all reasonable action to mitigate any loss suffered by it or the Company in respect of which a claim could be made under the Warranties.

         2.3.2 In relation to claims to which sub-clause 2.3.1 applies, notwithstanding any other provision of sub-clause 2.3.1, the Purchaser shall not be required to take, permit or omit, or procure the taking, permitting or omission of, any step or action in relation to any third party claim where the Purchaser reasonably believes that the taking, permitting or omission of the relevant step or action would have a material adverse effect on any trading relationship or goodwill of the Company and the failure to take, permit or omit such step or action is reasonable in the circumstances.

2.4      NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED FOR

         2.4.1    PURCHASER CAN ONLY CLAIM ONCE

                  2.4.1.1 The Purchaser and those deriving title from the Purchaser on or after Completion shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once between them in respect of any event giving rise to a breach of the Warranties or to recover more than once in respect of the same claim under this agreement or the Tax Covenant.

                  2.4.1.2 The Vendors shall not be liable for breach of any of the Warranties to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchaser or the Company.

         2.4.2    INSURANCES

                  If, in respect of any matter which would give rise to a claim under the Warranties, the Company is entitled to claim under any policy of insurance, then no such matter shall be the subject of a claim under the Warranties unless and until the Company shall have made a claim against its insurers and any such insurance claim shall then reduce (by the amount recovered) or extinguish any such claims and any liability of the Vendors.

         2.4.3    RECOVERY FROM THIRD PARTIES

                  Where the Purchaser and/or the Company are at any time entitled to recover by way of payment, discount, credit, set off, counterclaim or otherwise from some other person (including any taxation or fiscal authority or body) any sum in respect of any matter giving rise to a claim under the Warranties, the Purchaser shall, and shall procure that the Company shall, take such reasonable steps (at the cost of the Vendors) to enforce such recovery prior to taking action against the Vendors (other than to notify the Vendors of the claim against the Vendors) and, in the event that the Purchaser of the Company shall recover any amount from such other person, the amount of the claim against the Vendors shall be reduced by the amount recovered, less all reasonable costs, charges and expenses incurred by the Purchaser or the Company recovering that sum from such other person and less any liability to Taxation that is or may be incurred by the Purchaser or the relevant member of the Purchaser's Group in respect of such sum PROVIDED THAT the Purchaser shall not be required to take any step to enforce such recovery where the Purchaser reasonably believes that the taking of the relevant step would have a material adverse effect on any trading relationship or goodwill of the Company and the failure to take such step is reasonable in the circumstances.

2.5      OTHER LIMITATIONS

         No claim shall be brought against the Vendors under this agreement:-

         2.5.1 to the extent that a specific allowance, provision or reserve is made in the Accounts in respect of the matter or thing giving rise to the claim;

         2.5.2 in respect of any matter to the extent that it occurs as a result of or is attributable to a change in the accounting policies or practices of the Purchaser or the Company introduced or having effect after Completion other than a change which is required in order to comply with Statements of Standard Accounting Practice, Financial Reporting Standards and Pronouncements of the Urgent Issues Task Force or generally accepted accounting principles in the United Kingdom, in each case in force or effect at Completion;

         2.5.3 in respect of any matter to the extent that such claim arises or is increased as a result of any legislation not in force at the date hereof which takes effect retrospectively provided that the provisions of this paragraph 2.5.3 shall not apply in so far as any claim arises or is increased by the Environmental Act 1995;

         2.5.4 to the extent that the amount of the claim is repaid to the Purchaser out of the Escrow Account;

         2.5.5 to the extent that any Taxation arises out of the proper course of the business of the Company from and after the Accounts Date.

2.6      PAYMENT OF CLAIM TO BE REDUCTION IN PURCHASE PRICE

         Any payment made by the Vendors in respect of any claim under the Warranties shall be deemed to be a reduction in the total consideration payable to the Vendors under clause 3 (Consideration) of this agreement.

                                   SCHEDULE 4
                             OWNERSHIP OF THE SHARES


Name and Address                            No. of Shares beneficially
of Shareholder                                       Owned


Andrew Bailey                                         46,720
Lower Farmhouse
Kingston Blount
Oxfordshire
OX9 4R2


Alan Shields                                           1,640
Croesco
64 Sheldon Road
Ickford
Bucks
HP18 9HY

Diane White                                            1,640
75a Butler Road
Harrow
Middlesex
HA1 4DJ

                                                      50,000

                                   SCHEDULE 5
                        BASIC INFORMATION ABOUT THE GROUP

                              PART 1 - THE COMPANY


1.       Registered number                  :        2055748

2.       Date of incorporation              :        17 September 1986


3.       Place of incorporation             :        England and Wales


4.       Address of registered office       :        14/15 Fairway Drive
                                                     Greenford
                                                     Middx UB6 8PW

5.       Class of Company                   :        Public Limited Company

6.       Authorised share capital           :        (pound)50,000

7.       Issued share capital               :        (pound)50,000

8.       Loan capital                       :         None

9.       Directors:

         Full Name                  Usual residential address      Nationality

         Andrew Bailey              Lower Farmhouse                British
                                    Kingston Blount
                                    Oxfordsire
                                    OX9 4R2

         Alan Shields          Croesco                             British
                                    64 Sheldon Road
                                    Ickford
                                    Bucks
                                    HP18 9HY

         Diane White           75a Butler Road                     British
                                    Harrow
                                    Middlesex
                                    HA1 4DJ

         Paul Andrew           15 Foxleigh                         British
         Hughes D'Aeth         Marlow Hill
                                    High Wycombe
                                    Bucks
                                    HP11 1QD



10.      Secretary:

         Full Name                  Usual residential address      Nationality

         Paul Andrew           15 Foxleigh                         British
         Hughes D'Eath              Marlow Hill
                                    High Wycombe
                                    Bucks
                                    HP11 1QD


11.      Accounting reference date          :        31 January

12.      Auditors                           :        Everett & Son

13.      Tax residence                      :        United Kingdom

14.      Business activities                :        Book Wholesalers and
                                                     Retailers

                             Part 2 - The Subsidiary


1.       Registered number                  :        1734258

2.       Date of incorporation              :        24 June 1983


3.       Place of incorporation             :        England and Wales


4.       Address of registered office       :        35 Paul Street, London,
                                                     EC2A 4JU

5.       Class of Company                   :        Limited

6.       Authorised share capital           :        (pound)16,000

7.       Issued share capital               :        (pound)16,000

8.       Loan capital                       :        None

9.       Directors:

         Full Name                  Usual residential address      Nationality

         Andrew Bailey              Lower Farmhouse                British
                                    Kingston Blount
                                    Oxfordsire
                                    OX9 4R2

         Diane White           75a Butler Road                     British
                                    Harrow
                                    Middlesex
                                    HA1 4DJ

         Paul Andrew                15 Foxleigh                    British
         Hughes D'Eath              Marlow Hill
                                    High Wycombe
                                    Bucks
                                    HP11 1QD


10.      Secretary:

         Full Name                  Usual residential address      Nationality

         Paul Andrew           15 Foxleigh                         British
         Hughes D'Eath              Marlow Hill
                                    High Wycombe
                                    Bucks
                                    HP11 1QD


11.      Accounting reference date          :        31 January

12.      Auditors                           :                      None

13.      Tax residence                      :        United Kingdom

14.      Business activities                        :              Dormant

                                   SCHEDULE 6
                                    PROPERTY
                                     PART 1

TENANT                      DATE OF LEASE           PARTIES                    SHORT DESCRIPTION         CURRENT USE
------                      -------------           -------                    -----------------         -----------
Aura Books plc              1 September 1994        Bilton (Greenford)         Unit 1, Fairway           Storage
                                                    Investments                Estate, Fairway
                                                    Limited and Aura           Drive, Greenford,
                                                    Books plc                  Middlesex
Aura Books plc              15 July 1994            Bilton (Greenford)         14/15 Fairway             Office, storage
                                                    Investments                Estate, Fairway           and distribution
                                                    Limited and Aura           Drive, Greenford,
                                                    Books plc                  Middlesex
Aura Books plc              21 January 1998         Continuforms               Unit 2, Fairway           Storage
                                                    Holdings plc and           Drive, Greenford,
                                                    Aura Books plc             Middlesex

                                     PART 2

                               LEASE        PARTIES TO                              LEASE
ADDRESS                        DATE         LEASE                                   TERM
-------                        -----        ----------                              -----
Unit 24                        26.09.96     (1) RAM Euro-Centres                10 years from
The Yorkshire                               (Doncaster) Limited                 24.06.1996
Outlet Doncaster                            (2) the Vendor

Units 24 & 25                  07.08.97     (1) Rockeagle Festival              5 years from
Festival Shopping                           Shopping Limited                    24.06.1997
Victoria Village                            (2) the Vendor
Ebbw Vale Blaenau
Gwent

Unit 34 Factory Shop          04.12.97      (1) FOC Company                     5 years from
Scheme Clarks                               (No 2) Limited                      04.12.1997
Village Street                              (2) the Vendor

Mezzanine at Unit 34          04.12.97      (1) FOC Company                     04.12.1997
Factory Shop Scheme                         (No. 2) Limited                     to 01.06.1998
Clarks Village Street                       (2) the Vendor

Unit 106 Great                 undated      (1) BAA-Arthur/Glen                 10 years from
Western Designer                            (Swindon) Limited                   17.02.1997
Outlet Village                              (2) the Vendor
Churchward Swindon

IN WITNESS whereof this Agreement has been duly executed

SIGNED by                                   )
ANDREW BAILEY                       )       A BAILEY
in the presence of:-                )

S M ALAIS





SIGNED by                                   )
ALAN SHIELDS                                )        A SHIELDS
in the presence of:-                )




S M ALAIS


SIGNED by                                   )
DIANE WHITE                                 )        DIANE WHITE
in the presence of:-                )


S M ALAIS




SIGNED by                                   )
for and on behalf of                )
ADVANCED MARKETING                          )        C TILLINGHURST
(EUROPE) LIMITED in the                     )
presence of:-                       )





T PICKUP